UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

March 10, 2005

MEDICAL STAFFING NETWORK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-31299 (Commission File Number)	65-0865171 (IRS Employer Identification No.)

901 Yamato Road, Suite 110, Boca Raton, FL 33431
(Address of principal executive offices)

Registrant’s telephone number, including area code: 561-322-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 is hereby incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 5.02 is hereby incorporated by reference into this Item 2.03.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 10, 2005, Medical Staffing Network, Inc., a wholly owned subsidiary of Medical Staffing Network Holdings, Inc. (the “Company”), entered into an employment agreement with Gary Peck. Pursuant to the terms of the employment agreement, Mr. Peck, 52, will serve as the Company’s President of commercial and professional staffing, at an annual salary of $375,000 for a period of three years, subject to automatic extensions for one year periods. Mr. Peck has 25 years of experience in the commercial staffing industry, most recently 12 years at Spherion Corporation, were he was President of the Staffing Group. Prior to joining the Company, Mr. Peck provided consulting services pursuant to an agreement in which he was paid $125,000 over a four month period.

Item 9.01. Financial Statements and Exhibits

(a) Not Applicable.

(b) Not Applicable.

(c) Exhibits:

99.1	Employment Agreement, among Medical Staffing Network, Inc., Medical Staffing Network Holdings, Inc. and Gary Peck, dated March 10, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2005	MEDICAL STAFFING NETWORK HOLDINGS, INC.

By: /s/ N. Larry McPherson
N. Larry McPherson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No. Description

99.1 Employment Agreement, among Medical Staffing Network, Inc., Medical Staffing Network Holdings, Inc. and Gary Peck, dated March 10, 2005.